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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 13, 2002

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                     0-13283                    31-1095548
      (State or other jurisdiction    (Commission File No.)   (IRS Employer Identification No.)
           of incorporation)

    2875 Needmore Road, Dayton, Ohio                                      45414
(Address of principal executive offices)                                (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931





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Item 4. Changes in Registrant's Certifying Accountant.

         On June 13, 2002, the Board of Directors of REX Stores Corporation (the "Company") voted to approve the engagement of Deloitte & Touche LLP as its independent auditor for the year ending January 31, 2003, subject to customary client acceptance procedures, and to dismiss the firm of Arthur Andersen LLP. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors.

         The reports of Arthur Andersen LLP on the Company's financial statements for the years ended January 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for the years ended January 31, 2002 and 2001, and through the date of this report, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in its report on the Company's financial statements for such years.

         No event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the period described above.

         Prior to the Board's determination to engage Deloitte & Touche LLP as its independent auditors for the year ending January 31, 2003, Deloitte & Touche LLP was not consulted on accounting treatment and disclosure requirements.

         The Company provided Arthur Andersen LLP a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission. The Company has requested Arthur Andersen LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated June 13, 2002 is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

         (c)   Exhibits

         The following exhibits are filed herewith:

         16(a) Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 13, 2002, regarding its agreement with the statements made in this report on Form 8-K.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REX STORES CORPORATION


Date: June 13, 2002                     By:  /s/ Stuart A. Rose
                                             ---------------------------------
                                             Name:  Stuart A. Rose
                                             Title: Chairman of the Board and
                                                      Chief Executive Officer